AMENDED AND RESTATED HAMILTON LANE INCORPORATED
2017 EQUITY INCENTIVE PLAN
Performance Stock Award Agreement
This Performance Stock Award Agreement (together with Exhibit A attached hereto, this “Agreement”) is entered into as of the Grant Date (as defined below), by and between the Grantee (as defined below) and Hamilton Lane Incorporated (the “Company”). Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan (as defined below).
WITNESSETH THAT:
    WHEREAS, the Company maintains the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement; and
    WHEREAS, the Grantee has been selected by the Committee to receive an award of Performance Stock under the Plan.
    NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee as follows:
1.    Award. Subject to the terms of this Agreement, and the Plan, the Grantee is hereby granted the Restricted Stock described in Section 2. This grant is expressly intended to be Performance Stock.
2.    Terms of Award.
(a)    The “Grantee” is _______________.
(b)    The “Grant Date” is _______________.
(c)    The number of shares of Performance Stock issued under this Agreement is _______ (the “Award”).
3.    Vesting.
(a)    General Vesting. The Award will vest, and the Restricted Period shall lapse with respect to the underlying Performance Stock, in connection with the achievement of the Performance Goal(s) set forth in Exhibit A hereto, subject to Sections 3(b)-(d) below.
(b)    Subject to Continued Service. Subject to Sections 3(c)-(d) below, the Grantee’s right to vest in the Award is conditioned upon the Grantee not experiencing a

Termination of Service prior to the last day of the Performance Period (as defined in Exhibit A).
(c)    Termination of Service. If the Grantee experiences a Termination of Service prior to the last day of the Performance Period, the Award will be treated in accordance with Section 7(d)(2) of the Plan.
(d)    Change in Control. In the event of and as of immediately prior to a Change in Control that occurs prior to the last day of the Performance Period and prior to the Grantee experiencing a Termination of Service, the Award shall vest in full. This Section 3(d) is a determination by the Committee for purposes of Section 12(b) of the Plan.
4.    Forfeiture. For the sake of clarity, any Performance Stock subject to the Award that remains outstanding and unvested as of the close of business on the last day of the Performance Period shall be forfeited.
5.    Legend on Stock Certificates. The Company may require that certificates for Common Shares distributed to the Grantee pursuant to this Agreement bear any legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws. The Company shall not be obligated to transfer any stock to the Grantee free of the restrictive legend described in this Section 5 or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.
6.    Transferability. The Grantee shall not transfer or assign, in whole or in part, Performance Stock subject to this Agreement in which the Grantee is not vested, other than (a) by will or by the laws of descent and distribution, or (b) by designation, in a manner established by the Company, of a beneficiary or beneficiaries to exercise the rights of the Grantee and to receive any vested shares of Performance Stock upon the death of the Grantee.

7.    Withholding. Any tax consequences arising from the grant of this Award shall be borne solely by the Grantee. The Company and/or the Company Affiliates shall withhold taxes according to requirements under the applicable laws, rules and regulations, including withholding taxes at source. The Committee may, in its discretion, permit the Grantee to elect or require the Grantee, in each case subject to such conditions as the Committee shall impose, (a) to have vested shares of Performance Stock withheld by the Company or (b) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of vesting not in excess of the amount required to satisfy the withholding tax obligations.

8.    Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Performance Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

9.    Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee (including with respect to the determination of any Performance Goal and whether such Performance Goal has been achieved) and any decision made by it with respect to the Agreement is final and binding on all parties. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Committee shall monitor the Performance Goal(s) and shall certify the calculation thereof promptly after such Performance Goal(s) are met.

10.    Not an Employment Contract. This Award will not confer on the Grantee any right with respect to the continuance of employment or other service to the Company or any Company Affiliate, nor will it interfere in any way with any right the Company or any Company Affiliate would otherwise have to terminate or modify the terms of such Grantee’s employment or other service at any time.

11.    Restrictive Covenants. In consideration of the Performance Stock, the Grantee agrees and covenants as follows:
(a)    Confidentiality. The Grantee shall never engage in the form of Competition described in Section 1(b)(13)(E) of the Plan while employed by, or providing services to, the Company or any Company Affiliate or at any time after the Grantee’s Termination of Service (for any reason). Notwithstanding Section 1(b)(13)(E) of the Plan or anything in this Agreement to the contrary, nothing shall prohibit or restrict the Grantee from lawfully (i) initiating communications directly with, cooperating with, providing information to, filing a charge with, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s), including but not limited to the Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, and the National Labor Relations Board (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law, rule or regulation. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Grantee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Grantee may disclose the confidential information to his or her attorney and use the confidential information in the court proceeding, if the Grantee files any document containing the confidential information under seal, and does not disclose the confidential information, except pursuant to court order. Nothing herein prevents the Grantee from discussing or disclosing (x) information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Grantee has reason to believe is unlawful, or (y) terms and conditions of employment or otherwise exercising any rights the Grantee has under Section 7 of the National Labor Relations Act.
(b)    Non-Competition. The Grantee acknowledges and, to the extent permitted by applicable law, agrees to comply with Section 16 of the Plan. For the avoidance of doubt, Section 16(a) of the Plan shall not apply to the Grantee to the extent that it will subject the Company or any Company Affiliate to any penalties.
12.    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
13.    Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Grantee and the Company without the consent of any other person.
14.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
15.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the transfer restrictions set forth in this Agreement and the Plan.
16.    Applicable Law. This Agreement shall be construed in accordance with the laws of Delaware (without reference to principles of conflict of laws).
17.    Clawback Policy. Notwithstanding any other provision of this Agreement, this Award will be subject to any compensation recovery or clawback policy the Company adopts, including the Hamilton Lane Incorporated Compensation Recovery Policy, as amended from time to time, and any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the Company’s sole discretion.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Performance Stock Award Agreement on ___________________, ____.

                            HAMILTON LANE INCORPORATED

                            By:________________________________
                            Name:
                            Title:

                            ___________________________________
                            Grantee
                            Address:

Exhibit A
Performance Vesting
    Subject to Section 3 of the Agreement, one hundred percent (100%) of the Performance Stock subject to the Award shall vest, and the Restricted Period shall lapse, on the last day of the Performance Period if the CAGR TSR Goal is achieved over the five (5)-year Performance Period. For purposes of the Agreement, the Performance Goal is the CAGR TSR Goal.
Certain Defined Terms
(a)    “Aggregate Dividend” means the aggregate per share dividends that are actually paid to shareholders of the Company during the Performance Period.
(b)    “Beginning Price” means the closing price of the Common Shares as of the Grant Date.
(c)    “CAGR TSR” means the compound annual growth rate of TSR during the Performance Period, expressed as a percentage, calculated as follows.
((1 + TSR) ^ (1 / 5)) - 1
(d)    “CAGR TSR Goal” means a CAGR TSR of 8%.
(e)    “Ending Price” means the sixty (60) consecutive trading-day trailing average market closing price of the Common Shares ending on and including the last day of the Performance Period.
(f)    “Performance Period” means the period beginning on (and including) the Grant Date and ending on (and including) the fifth (5th) anniversary of the Grant Date.
(g)    “TSR” means the quotient (expressed as a percentage) obtained by dividing (i) the sum of (A) the difference obtained by subtracting the Beginning Price from the Ending Price plus (B) the Aggregate Dividend (assuming reinvestment in the Common Shares of all dividends comprising the Aggregate Dividend as of the date such dividends are actually paid to the shareholders of the Company) by (ii) the Beginning Price. The Company intends to use Bloomberg to render TSR, subject to the formula described in the foregoing sentence. Solely for illustrative purposes, in the event that the CAGR TSR Goal is achieved, TSR for the Performance Period would be 46.93%.